Exhibit 10.18.1
__________________________________________
PURCHASE AND CONTRIBUTION AGREEMENT
by and among
TRINITY RAIL LEASING WAREHOUSE TRUST,
TRINITY INDUSTRIES LEASING COMPANY
and
TRINITY RAIL LEASING 2012 LLC
Dated as of December 19, 2012

______________________________________________________________________________

Page

ARTICLE I	DEFINITIONS 1

Section 1.1	General 1

Section 1.2	Specific Terms 2

ARTICLE II	CONVEYANCE OF THE RAILCARS AND LEASES 4

Section 2.1	Conveyance of the Railcars and Leases 4

ARTICLE III	CONDITIONS OF CONVEYANCE 6

Section 3.1	Conditions Precedent to Conveyance 6

Section 3.2	Conditions Precedent to All Conveyances 7

ARTICLE IV	REPRESENTATIONS AND WARRANTIES 8

Section 4.1	Representations and Warranties of TRLWT Seller-General 8

Section 4.2	Representations and Warranties of TILC Seller-General 9

Section 4.3	Representations and Warranties of Seller-Assets 11

Section 4.4	Representations and Warranties of the Purchaser 13

Section 4.5	Indemnification 15

Section 4.6	Special Indemnification by TILC regarding Exercise of Setoff by Customers 16

ARTICLE V	COVENANTS OF SELLER 17

Section 5.1	Protection of Title of the Purchaser 17

Section 5.2	Other Liens or Interests 18

ARTICLE VI	MISCELLANEOUS 19

Section 6.1	Amendment 19

Section 6.2	Notices 19

Section 6.3	Merger and Integration 19

Section 6.4	Severability of Provisions 19

Section 6.5	Governing Law 19

Section 6.6	Counterparts 20

Section 6.7	Binding Effect; Assignability 20

Section 6.8	Third Party Beneficiaries 20

Section 6.9	Term 21

EXHIBIT A	FORM OF BILL OF SALE
EXHIBIT B	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT C	DELIVERY SCHEDULE ON THE CLOSING DATE

PURCHASE AND CONTRIBUTION AGREEMENT
THIS PURCHASE AND CONTRIBUTION AGREEMENT is made as of December 19, 2012 (this “Agreement”) by and among TRINITY RAIL LEASING WAREHOUSE TRUST, a Delaware statutory trust (“TRLWT” or the “TRLWT Seller”), TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation (“TILC” or the “TILC Seller”; TRLWT and TILC are sometimes hereinafter collectively referred to as the “Sellers” or individually as a “Seller”) and TRINITY RAIL LEASING 2012 LLC, a Delaware limited liability company (the “Purchaser”).
W I T N E S S E T H:
WHEREAS, the Purchaser has agreed to purchase from TRLWT from time to time, and TRLWT has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain of its Railcars, related Leases and Related Assets (each as hereinafter defined) related thereto on the terms set forth herein.
WHEREAS, during the period prior to their sale hereunder, TILC has acted as manager and servicing agent for TRLWT, pursuant to the TRLWT Management Agreement (as hereinafter defined), with respect to the Railcars, related Leases and Related Assets that TRLWT may Sell from time to time hereunder (TILC in such capacity, the “TRLWT Manager”).
WHEREAS, TILC may also wish from time to time, in its individual capacity, to conduct a Sale/Contribution (as hereinafter defined) of certain of its Railcars, related Leases and Related Assets and the Purchaser may wish to purchase from and accept such contribution to the capital of the Purchaser on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and each Seller, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms. References herein to Persons include their successors and assigns permitted hereunder or under the Master Indenture (as defined herein). The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein, including in the Recitals, but not defined herein shall have the respective meanings assigned to such terms in the Master Indenture (as defined herein).
Section 1.2    Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“Appraised Value” means the appraised value of a Railcar as set forth in the Appraisal thereof.

“Assignment and Assumption” means an Assignment and Assumption executed by the applicable Seller, with countersignature block set forth thereon for execution by the Purchaser, substantially in the form of Exhibit B attached hereto.
“Bill of Sale” means a Bill of Sale executed by the applicable Seller substantially in the form of Exhibit A attached hereto.
“Contribution” has the meaning set forth in Section 2.1(a)(ii).
“Convey” means to Sell and/or conduct a Sale/Contribution of Railcars, related Leases and Related Assets hereunder.
“Conveyance” means, collectively, a Sale and/or Sale/Contribution of Railcars, related Leases and Related Assets by a Seller to the Purchaser.
“Delivery Schedule” means a schedule, substantially in the form of the initial schedule delivered on the Closing Date and attached as Exhibit C hereto, in each case duly executed and delivered by a Seller to the Purchaser on a Delivery Date, which shall identify the Railcars to be Conveyed on such Delivery Date and identify each Lease relating to any such Railcar.
“Excluded Amounts” has the meaning set forth in Section 4.5(a).
“Indemnified Person” has the meaning set forth in Section 4.5(a).
“Master Indenture” means the Master Indenture between the Purchaser, as Issuer, and Wilmington Trust Company, as Indenture Trustee, dated as of the date hereof.
“Miscellaneous Items” means receivables, prepaid expenses, current assets, deferred origination costs, receivables, deferred tax assets, non-current assets, accounts payable and accrued liabilities, deferred tax liabilities, unearned contract revenue, accrued interest, accrued professional fees, and accrued property and casualty insurance.
“Purchase Price” means, with respect to any Railcars, related Leases and Related Assets conveyed to the Purchaser from time to time pursuant hereto, an amount equal to the aggregate Appraised Value of the Railcars so Conveyed.
“Purchaser” has the meaning specified in the Preamble.
“Related Assets” means, with respect to any Railcar or Lease that is Conveyed hereunder on any Delivery Date, all of the applicable Seller's right, title and interest in and to the following (as applicable):
(a)with respect to such Railcar, (i) all licenses, manufacturer's warranties and other warranties, Supporting Obligations, Payment Intangibles, Chattel Paper, General Intangibles and all other rights and obligations related to such Railcar, (ii) all Railroad Mileage Credits allocable to such Railcar and any payments in respect of such credits accruing on or after the applicable Delivery Date, (iii) all tort claims or any other claims of any kind or nature related to such Railcar and any payments in respect of such claims, (iv) all Marks attaching to such Railcar (including as evidenced by any SUBI Certificate issued by the Marks Company), it being understood that the Marks are owned by the Marks Company and are not being conveyed hereby, (v) all other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcar or the use, loss, damage, casualty, condemnation of such Railcar or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise, and (vi) without duplication, any Miscellaneous Items relating to such Railcar; and
(b)with respect to such Lease, all Supporting Obligations, Payment Intangibles, Chattel Paper, General Intangibles and all other rights and obligations related to any such Lease,

including, without limitation, (i) all rights, powers, privileges, options and other benefits of the applicable Seller to receive moneys and other property due and to become due under or pursuant to such Lease, including, without limitation, all rights, powers, privileges, options and other benefits to receive and collect rental payments, income, revenues, profits and other amounts, payments, tenders or security (including any cash collateral) from any other party thereto, (ii) all rights, powers, privileges, options and other benefits of the applicable Seller to receive proceeds of any casualty insurance, condemnation award, indemnity, warranty or guaranty with respect to such Lease, (iii) all claims for damages arising out of or for breach of or default under such Lease, (iv) the rights, powers, privileges, options and other benefits of the applicable Seller to perform under such Lease, to compel performance and otherwise exercise all remedies thereunder and to terminate any such Lease, and (v) without duplication, any Miscellaneous Items relating to such Lease.
“Sale” means, with respect to any Person, the sale, transfer, assignment or other conveyance, of the assets or property in question by such Person, and “Sell” means that such Person sells, transfers, assigns or otherwise conveys the assets or property in question.
“Sale/Contribution” has the meaning specified in Section 2.1(a)(ii).
“TRLWT Management Agreement” means the Second Amendment and Restatement, dated as of May 29, 2009, of the Operation, Maintenance, Servicing and Remarketing Agreement dated as of June 27, 2002 between TRLWT and TILC, as manager thereunder.
“TRLWT Manager” has the meaning specified in the Recitals.
ARTICLE II
CONVEYANCE OF THE RAILCARS AND LEASES
Section 2.1    Conveyance of the Railcars and Leases.
(c)Subject to the terms and conditions of this Agreement, on and after the date of this Agreement,
(i)TRLWT Seller hereby agrees to Sell to the Purchaser, without recourse (except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption), all right, title and interest of TRLWT Seller in and to (A) certain Railcars and related Leases as identified from time to time on a Delivery Schedule delivered by TRLWT Seller in accordance with this Agreement and (B) all Related Assets with respect thereto, and
(ii)TILC Seller hereby agrees to Sell to the Purchaser, without recourse (except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption), all right, title and interest of TILC Seller in and to (A) certain Railcars and related Leases as identified from time to time on a Delivery Schedule delivered by TILC Seller in accordance with this Agreement and (B) all Related Assets with respect thereto, provided, that if TILC Seller is the sole equity Member of the Purchaser at the time of such sale, and to the extent that the portion of the Purchase Price for such sale paid by the Purchaser to TILC Seller in cash is less than the total dollar amount of the Purchase Price, the balance shall be deemed to have been contributed (a “Contribution”) by TILC Seller as capital to the Purchaser (such transaction in the aggregate, a “Sale/Contribution”),
(d)The Purchaser in each case hereby agrees to purchase, acquire, accept and assume (including by an assumption of the obligations of the “lessor” under such Leases), all right, title and interest of each such Seller in and to such Railcars, related Leases and Related Assets. Each Seller hereby acknowledges that each Conveyance by it to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by such Seller.

(e)The Sales of Railcars, related Leases and Related Assets by TRLWT Seller to the Purchaser and the Sales or Sales/Contributions (as the case may be) of Railcars, related Leases and Related Assets by TILC Seller to the Purchaser pursuant to this Agreement are, and are intended to be, absolute and unconditional assignments and conveyances of ownership (free and clear of any Encumbrances) of all of the applicable Seller's right, title and interest in, to and under such Railcars, related Leases and Related Assets for all purposes and, except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption, without recourse.
(f)It is the intention of each Seller and the Purchaser (i) that all Conveyances of Railcars, related Leases and Related Assets be true sales and/or contributions, as applicable, constituting absolute assignments and “true sales” for bankruptcy law purposes by the applicable Seller to the Purchaser, that are absolute and irrevocable and that provide the Purchaser with the full benefits of ownership of the assets so Conveyed and (ii) that the Railcars, related Leases and Related Assets that are Conveyed to the Purchaser pursuant to this Agreement shall not be part of the applicable Seller's estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy or similar law. Neither any Seller nor the Purchaser intends that (x) the transactions contemplated hereunder be, or for any purpose be characterized as, loans from the Purchaser to the applicable Seller or (y) any Conveyance of Railcars, related Leases and/or Related Assets by any Seller to the Purchaser be deemed a grant of a security interest in the assets so Conveyed by such Seller to the Purchaser to secure a debt or other obligation of such Seller (except in the limited circumstance contemplated in subsection (e) immediately below).
(g)In the event that any Conveyances pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of the applicable Seller's right, title and interest in, to and under the Railcars, related Leases and Related Assets so Conveyed, or purportedly so Conveyed hereunder), then (i) the applicable Seller shall be deemed hereunder to have granted to the Purchaser, and such Seller does hereby grant to the Purchaser, a security interest in all of such Seller's right, title and interest in, to and under such Railcars, related Leases and Related Assets so Conveyed or purported to be Conveyed, securing the purported repayment obligation presumably deemed to exist in respect of such deemed secured financing, and (ii) this Agreement shall constitute a security agreement under applicable law.
(h)The Sellers shall on the Closing Date, and either or both the TRLWT Seller and/or the TILC Seller shall, as the case may be, on any other Delivery Date, deliver to the Purchaser a Delivery Schedule identifying the Railcars and Leases to be Conveyed by such Seller to the Purchaser on such date.
(i)The price paid for Railcars, related Leases and Related Assets which are Conveyed hereunder shall be the Purchase Price with respect thereto. Such Purchase Price shall be paid
(i)in the case of TRLWT Seller, by means of the Purchaser's immediate cash payment in the full amount of the Purchase Price to TRLWT Seller by wire transfer on the Closing Date (or other Delivery Date) in respect of which TRLWT Seller has delivered a Delivery Schedule, and
(ii)in the case of TILC Seller, by means of the Purchaser's immediate cash payment of the portion of the Purchase Price that the Purchaser has available to it for such purpose (including from net proceeds derived from its issuance of the Equipment Notes on such Delivery Date, or from Net Disposition Proceeds held in the Mandatory Replacement Account or the Optional Reinvestment Account), to TILC Seller by wire transfer on the Closing Date (or other applicable Delivery Date) in respect of which TILC Seller has delivered a Delivery Schedule, with the Contributed remainder of such Purchase Price to be reflected by means of proper accounting entries being entered upon the accounts and records of TILC Seller and Purchaser, with such wire transfers in each case to be made to an account designated by the applicable Seller to the Purchaser on or before the applicable Delivery Date.
(j)On and after each Delivery Date and related Purchase Price payment as aforesaid, the Purchaser shall own the Railcars, related Leases and Related Assets Conveyed to the Purchaser on such date, and the applicable Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such assets.
(k)Until the replacement of TILC as Manager pursuant to the terms of the Management Agreement, TILC, as Manager, shall conduct the administration, management and collection of the Railcars, related Leases and Related Assets Conveyed to Purchaser pursuant hereto and shall take, or cause to be taken, all such actions as may be necessary or advisable to administer, manage and collect such Conveyed Railcars, related Leases and Related Assets, from time to time, all in accordance with the terms of the Management Agreement.
(l)On each Delivery Date, the applicable Seller shall deliver or cause to be delivered to the Purchaser (or to an assignee thereof, as directed by the Purchaser) each item required on such date to be delivered by such Seller and any Chattel Paper representing or evidencing the Leases being Conveyed on such Delivery Date.
ARTICLE III
CONDITIONS OF CONVEYANCE
Section 3.1    Conditions Precedent to Conveyance. Each Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received, and the Indenture Trustee shall have received copies of, all of the following on or before the applicable Delivery Date, in form and substance satisfactory to the Purchaser:
(i)a Delivery Schedule executed by the applicable Seller and setting forth the Railcars and Leases to be Conveyed on the applicable Delivery Date pursuant to this Agreement;
(ii)a related Bill of Sale;
(iii)a related Assignment and Assumption;
(iv)an Appraisal of the Railcars to be conveyed, with such Appraisal dated no earlier than 60 days prior to the applicable Delivery Date (or, in the case of the first Delivery Date relating to this Agreement, dated no earlier than [ ], 2012;
(v)copies of proper UCC financing statements, accurately describing the Conveyed Railcars and Leases and naming the applicable Seller as the “Debtor” and the Purchaser as “Secured Party”, or applicable filings with the STB or with the Registrar General of Canada, or other similar instruments or documents, all in such manner and in such places as may be required by law or as may be necessary or, in the opinion of the Purchaser or the Indenture Trustee (acting at the direction of the Requisite Majority), desirable to perfect the Purchaser's interest in all Conveyed Railcars, related Leases and Related Assets (provided that no such filings shall be required to be made in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada);
(vi)copies of proper UCC financing statement terminations or partial terminations, STB or Registrar General of Canada filings, accurately describing the Conveyed Railcars and Leases, or other similar instruments or documents, in form and substance sufficient for filing under applicable law of any and all jurisdictions as may be necessary to effect or evidence a release or termination of any pre-existing Encumbrance evidenced by an existing filing of record in the applicable UCC, STB or Registrar General of Canada filing office against the Conveyed Railcars, related Leases and Related Assets;
(vii)in the case of a Delivery Date occurring in connection with the Closing Date for a Series of Equipment Notes, a confirmation or written advice to similar effect from counsel to the Purchaser and addressed to the Indenture Trustee, reasonably acceptable to the Indenture Trustee, that the conveyance constitutes a true sale and that the Purchaser would not be consolidated in connection with a bankruptcy of the applicable Seller; and
(viii)in the case of a Delivery Date occurring in connection with the Closing Date for a Series of Equipment Notes, such deliveries, and the satisfaction of such other conditions, as are set forth in the applicable Note Purchase Agreement or otherwise required for the issuance of such Series.
Section 3.2    Conditions Precedent to All Conveyances. The Conveyances to take place on any Delivery Date hereunder shall be subject to the further conditions precedent that:
(m)The following statements shall be true:
(i)the representations and warranties of each applicable Seller contained in Article IV shall be true and correct on and as of such Delivery Date, both before and after giving effect to the Conveyance to take place on such Delivery Date and to the application of proceeds therefrom, as though made on and as of such date; and
(ii)such Seller shall be in compliance with all of its covenants and other agreements set forth in this Agreement and the other Operative Agreements to which it is a party.
(n)The Purchaser shall have received a Delivery Schedule, dated the date of the applicable Delivery Date, executed by the applicable Seller, listing the Railcars and Leases being Conveyed on such date.
(o)The applicable Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or the Indenture Trustee (acting at the direction of the Requisite Majority) may reasonably request.
(p)The applicable Seller shall have taken all steps necessary under all applicable law in order to Convey to the Purchaser the Railcars described on the applicable Delivery Schedules, all Leases related to such Railcars and all Related Assets related to such Railcars and/or Leases, and upon the Conveyance of such Railcars, related Leases and Related Assets from the applicable Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired on such date good and marketable title to and a valid and perfected ownership interest in the Conveyed Railcars, related Leases and Related Assets, free and clear of any Encumbrance (other than Permitted Encumbrances).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of TRLWT Seller-General. TRLWT Seller makes the following representations and warranties for the benefit of the Purchaser, the Indenture Trustee, each Noteholder and each other Secured Party, on which the Purchaser relies in acquiring the Railcars, related Leases and Related Assets Conveyed by TRLWT Seller hereunder. Such representations are made as of each Delivery Date and at such other times specified below.
(a)TRLWT is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to execute, deliver and perform its obligations under the TRLWT Agreements, has the power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the TRLWT Agreements.
(b)The TRLWT Agreements have been duly authorized by all necessary entity action by TRLWT, and duly executed and delivered by TRLWT, and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of TRLWT, enforceable against TRLWT in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
(c)The execution, delivery and performance by TRLWT of each TRLWT Agreement and compliance by TRLWT with all of the provisions thereof do not and will not contravene (i) any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on TRLWT or any of its properties, or (ii) the provisions of, or constitute a default by TRLWT under, its certificate of trust or trust agreement or (iii) any indenture, mortgage, contract or other agreement or instrument to which TRLWT is a party or by which TRLWT or any of its properties may be bound or affected.
(d)There are no proceedings pending or, to the knowledge of TRLWT, threatened against TRLWT in any court or before any governmental authority or arbitration board or tribunal.
(e)TRLWT is not (x) in violation of any term of any charter instrument or operating agreement or (y) in violation or breach of or in default under any other agreement or instrument to which it is a party or by which it may be bound except, in the case of clause (y), where such violation would not reasonably be expected to materially adversely affect TRLWT's ability to perform its obligations under the TRLWT Agreements or materially adversely affect its financial condition or business. TRLWT is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TRLWT to perform its obligations under the TRLWT Agreements, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
(f)No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of TRLWT or any governmental authority on the part of TRLWT is required (x) in connection with the execution and delivery by TRLWT of the TRLWT Agreements (other than as contemplated thereby), or (y) to be obtained in order for TRLWT to perform its obligations thereunder in accordance with the terms thereof, other than in the case of clause (y) those which are routine in nature and are not normally applied for prior to the time they are required, and which TRLWT has no reason to believe will not be timely obtained.
(g)The location of TRLWT (within the meaning of Article 9 of the UCC) is in the State of Delaware. TRLWT has not been known by any name other than Trinity Rail Leasing Warehouse Trust and Trinity Rail Leasing Trust II, and is not known by any trade names.
(h)TRLWT is solvent and will not become insolvent after giving effect to any Conveyance contemplated by this Agreement; after giving effect to each Conveyance contemplated by this Agreement, TRLWT will have an adequate amount of capital to conduct its business in the foreseeable future; and TRLWT does not intend to incur, nor believe that it has incurred, debts beyond its ability to pay as they mature.
(i)TRLWT will treat the transactions effected by this Agreement as sales of assets to the Purchaser in accordance with U.S. GAAP. TRLWT's financial records shall reflect that the Railcars and Leases Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by TRLWT and are not intended to be available to the creditors of TRLWT.
Section 4.2    Representations and Warranties of TILC Seller-General. TILC Seller makes the following representations and warranties for the benefit of the Purchaser, the Indenture Trustee, each Noteholder and each other Secured Party, on which the Purchaser relies in acquiring the Railcars, related Leases and Related Assets Conveyed by TILC Seller hereunder. Such representations are made as of each Delivery Date and at such other times specified below.
(a)TILC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its ability to carry on its business as now conducted or as contemplated to be conducted or to execute, deliver and perform its obligations under the TILC Agreements, has the power and authority to carry on its business as now conducted and as contemplated to be conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the TILC Agreements.
(b)The TILC Agreements have been duly authorized by all necessary corporate action by TILC, and duly executed and delivered by TILC, and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of TILC, enforceable against TILC in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
(c)The execution, delivery and performance by TILC of the TILC Agreements and compliance by TILC with all of the provisions thereof do not and will not contravene or, in the case of clause (iii), constitute (alone or with notice, or lapse of time or both) a default under or result in any breach of, or result in the creation or imposition of any Encumbrance (other than pursuant to this Agreement) upon any property of TILC pursuant to, (i) any law or regulation, or any order, judgment, decree, determination or award of any court or governmental authority or agency applicable to or binding on TILC or any of its properties, or (ii) the provisions of its certificate of incorporation or bylaws or (iii) any indenture, mortgage, contract or other agreement or instrument to which TILC is a party or by which TILC or any of its properties may be bound or affected except, with respect to clause (iii), where such contravention, default or breach would not reasonably be expected to materially adversely affect TILC's ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business;
(d)There are no proceedings pending or, to the knowledge of TILC, threatened against TILC in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would reasonably be expected to materially adversely affect TILC's ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business.
(e)TILC is not (x) in violation of any term of any charter instrument or bylaw or (y) in violation or breach of or in default under any other agreement or instrument to which it is a party or by which it or any of its property may be bound except in the case of clause (y) where such violation, breach or default would not reasonably be expected to materially adversely affect TILC's ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business. TILC is in compliance with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject, the failure to comply with which would reasonably be expected to have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TILC to perform its obligations under the TILC Agreements, and has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
(f)No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of TILC or any governmental authority on the part of TILC is required in the United States in connection with the execution and delivery by TILC of the TILC Agreements (other than as contemplated thereby), or is required to be obtained in order for TILC to perform its obligations thereunder in accordance with the terms thereof, other than (i) as may be required under applicable laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the applicable Delivery Date in connection with the performance of its obligations under the TILC Agreements and which are routine in nature and are not normally applied for prior to the time they are required, and which TILC has no reason to believe will not be timely obtained, and (ii) as may have been previously obtained in accordance with clause (i) immediately above.
(g)TILC is solvent and will not become insolvent after giving effect to any Conveyance contemplated by this Agreement, and after giving effect to any Conveyances contemplated by this Agreement, TILC will have an adequate amount of capital to conduct its business in the foreseeable future, and TILC does not intend to incur, nor believe that it has incurred, debts beyond its ability to pay as they mature.
(h)The location of TILC (within the meaning of Article 9 of the UCC) is in the State of Delaware. TILC has not been known by any name other than Trinity Industries Leasing Company within the past five (5) years.
(i)TILC will treat the transactions effected by this Agreement as sales of assets to, and/or contributions of assets to the capital of, the Purchaser in accordance with U.S. GAAP. TILC's financial records shall reflect that the Railcars and Leases Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by TILC and are not intended to be available to the creditors of TILC.
Section 4.3    Representations and Warranties of Seller-Assets. The following representations and warranties are made (i) with respect to each Delivery Date on which TRLWT is to Convey assets to the Purchaser, by TILC, in its capacity as TRLWT Manager, with respect to each representation expressed as a representation of TRLWT as “Seller”, and (ii) with respect to each Delivery Date on which TILC is to Convey assets to the Purchaser, by TILC for its own account, and in each case are made for the benefit of the Purchaser, the Indenture Trustee, each Noteholder and each other Secured Party as of the date of any Delivery Schedule delivered by the applicable Seller to the Purchaser and solely with respect to the Railcars and Leases that are referred to in such Delivery Schedule and the Related Assets in respect of such Railcars and Leases.
(a)To the best knowledge of the applicable Seller, no casualty event or other event that may constitute a Total Loss or makes repair of the applicable Railcar uneconomic or renders such Railcar unfit for commercial use or constitutes theft or disappearance of the applicable Railcar has occurred with respect to a Railcar being Conveyed.
(b)(i) The applicable Seller has, and the Bill of Sale to be delivered on the Delivery Date shall convey to the Purchaser, all legal and beneficial title to the Railcars (and Related Assets in respect of such Railcars) that are being Conveyed, free and clear of all Encumbrances (other than Permitted Encumbrances of the type described in clauses (ii), (iii), (iv), (v) and (viii) of the definition thereof), and such conveyance constitutes a valid and absolute transfer (each such contribution or sale, as the case may be, constituting a “true sale” for bankruptcy law purposes) of all right, title and interest of such Seller in, to and under the Railcars (and Related Assets in respect of such Railcars) being Conveyed and will not be void or voidable under any applicable law; (ii) such Seller has, and the Assignment and

Assumption to be delivered on the Delivery Date shall assign to the Purchaser, all legal and beneficial title to the Leases (and Related Assets in respect of such Leases) that are being Conveyed, free and clear of all Encumbrances (other than Permitted Encumbrances of the type described in clauses (ii), (iii), (iv), (v) and (viii) of the definition thereof), and such assignment constitutes a valid and absolute transfer (each such contribution or sale, as the case may be, constituting a “true sale” for bankruptcy law purposes) of all right, title and interest of such Seller in, to and under the Leases (and Related Assets in respect of such Leases) being Conveyed and will not be void or voidable under any applicable law; (iii) the Railcars being Conveyed on a Delivery Date are subject to Leases to the extent required under the Master Indenture in respect of such Conveyance, and (iv) all Leases relating to such Railcars are on rental and other terms that are no different, taken as a whole, from those for similar Railcars in the rest of the TILC Fleet.
(c)All sales, use or transfer taxes, if any, due and payable upon the Conveyance of the Railcars, related Leases and Related Assets being Conveyed on the applicable Delivery Date will have been paid or such transactions will then be exempt from any such taxes and the Seller (or TRLWT Manager, in the case of TRLWT Seller) will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations.
(d)The Railcars being Conveyed are substantially similar, in terms of objectively identifiable characteristics that are relevant for purposes of the services to be performed by TILC under the Management Agreement, to the equipment in the TILC Fleet.
(e)The applicable Seller is not in default of its obligations as “lessor” (or other comparable capacity) under any Lease, and, to the best of such Seller's knowledge, there are (i) no defaults existing as of the date of Conveyance by any Lessee under any Lease, except such defaults that are not payment defaults (except to a de minimis extent (but giving effect to any applicable grace periods)) and are not material defaults under the applicable Lease, and (ii) no claims or liabilities arising as a result of the operation or use of any Railcar prior to the date hereof, as to which the Purchaser would be or become liable, except for ongoing maintenance and other obligations of the “lessor” provided for under full-service Leases, which obligations are required to be performed by the Manager pursuant to the Management Agreement.
(f)None of the Railcars being Conveyed are subject to a purchase option under the terms of the related Lease except as described in the related Delivery Schedule, and each such purchase option is a Permitted Purchase Option.
(g)All written information provided by the applicable Seller or any Affiliate of such Seller to the Appraiser with respect to the Railcars and Leases being Conveyed is true and correct in all material respects. All written information provided by such Seller or any Affiliate of such Seller to Deloitte & Touche LLP with respect to the Leases is true and correct in all material respects and accurately reflects the terms of the Leases. To the extent the written information referred to in this clause (g) was provided to the Appraiser and Deloitte & Touche LLP, in each case for their use in connection with their services rendered in connection with Conveyances contemplated hereby, such entities have been provided with the same written information (or relevant portions thereof).
(h)None of the Leases contain any renewal or extension options except for such options that are described in the Delivery Schedule.
(i)All information provided in the applicable Delivery Schedule, including each schedule thereto, is true and correct on and as of the related Delivery Date, including without limitation, all information provided therein with respect to each Railcar purported to be covered thereby and all information provided therein with respect to each Lease relating to any such Railcar. All other information concerning the Railcars, related Leases and Related Assets covered by the applicable Delivery

Schedule that was provided to the Issuer or the Indenture Trustee prior to the related Delivery Date was true and correct in all material respects as of the date it was so provided.
(j)No Default, Event of Default or Manager Termination Event has occurred and is continuing on the Delivery Date, and no event that, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event has occurred and is continuing on the Delivery Date.
Section 4.4    Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties for the benefit of each Seller, on which such Seller relies in Conveying Railcars, related Leases and Related Assets to the Purchaser hereunder. Such representations are made as of each applicable Delivery Date.
(a)Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Railcars and Leases Conveyed hereunder.
(b)Due Qualification. The Purchaser is duly qualified (except where the failure to be so qualified would not have a material adverse effect on its ability to carry on its business as now conducted or as contemplated to be conducted) to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses (except to the extent that such failure to obtain such licenses is inconsequential) and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.
(c)Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Railcars and Leases Conveyed hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.
(d)No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license (except to the extent that such failure to obtain such licenses is inconsequential), approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the other Operative Agreements to which it is a party, except for such as have been obtained, effected or made.
(e)Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.
(f)No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the other Operative Agreements to which it is a party and the fulfillment of the terms of this Agreement and the other Operative Agreements to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the Master Indenture), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.
(g)No Proceedings. There are no proceedings or investigations pending, or, to the Purchaser's knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the other Operative Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Operative Agreements, (iii) seeking any determination or ruling that could have an adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Operative Agreements, (iv) that may have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Railcars and Leases Conveyed hereunder or (v) that could have an adverse effect on the Railcars and Leases Conveyed to the Purchaser hereunder.
(h)Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the Railcars, related Leases and Related Assets being Conveyed hereunder.

a.
In the event of any breach of a representation and warranty made by the Purchaser hereunder, each Seller covenants and agrees that such Seller will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since all Outstanding Obligations under all other Operative Agreements have been paid in full. Each Seller and the Purchaser agree that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any third party beneficiary described in Section 6.8.

Section 4.5    Indemnification.
(a)TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, shall defend, indemnify and hold harmless the Purchaser, the Manager, the Indenture Trustee, each Noteholder, each of their respective Affiliates and each of the respective directors, officers, employees, successors and permitted assigns, agents and servants of the foregoing (each an “Indemnified Person”) from and against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against any Indemnified Person arising out of or resulting from any breach of such Seller's representations and warranties and covenants contained herein, except (A) those resulting solely from any gross negligence, bad faith or willful misconduct of the particular Indemnified Person claiming indemnification hereunder, (B) those in respect of taxes that are otherwise addressed by the provisions of (and subject to the limitations of) subsection (c) of this Section 4.5 below, or (C) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of sale proceeds (or any particular amount of sale proceeds) in respect of a Railcar due to a diminution in market value of such Railcar, or of Lease or other third party payments due to the insolvency, bankruptcy or financial inability to pay of the related Lessee or other third party (the matters contemplated by clauses (A), (B) and (C) may be referred to collectively as the “Excluded Amounts”).
(b)TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, will defend and indemnify and hold harmless each Indemnified Person against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person, other than Excluded Amounts, arising out of or resulting from any action taken by such Seller, other than in accordance with this Agreement or the Master Indenture or other applicable Operative Agreement, in respect of any portion of the Railcars, related Leases and Related Assets that are Conveyed hereunder.
(c)TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Person from and against, any taxes (other than taxes based upon the income of an Indemnified Person and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by such Seller under this Agreement and imposed against such Person. Without limiting the foregoing, in the event that the Purchaser, the Manager or the Indenture Trustee receives actual notice of any transfer taxes arising out of the Conveyance of any Railcar or Lease from such Seller to the Purchaser under this Agreement, on written demand by such party, or upon such Seller otherwise being given notice thereof, TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, as applicable, shall pay, and otherwise indemnify and hold harmless the applicable Indemnified Person, the Manager and the Indenture Trustee harmless, on an After-Tax Basis, from and against any and all such transfer taxes (it being understood that none of the Purchaser, the Manager, the Indenture Trustee or any other Indemnified Person shall have any contractual obligation to pay such transfer taxes).
(d)TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, shall defend, indemnify, and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), to the extent that any of the foregoing may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person (other than Excluded Amounts) due to the negligence, willful misfeasance, or bad faith of the applicable Seller in the performance of its duties under this Agreement or by reason of reckless disregard of such Seller's obligations and duties under this Agreement.
(e)TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, shall indemnify, defend and hold harmless each Indemnified Person from and against any costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person, other than Excluded Amounts, as a result of the failure of any Railcar or Lease Conveyed hereunder to comply with all requirements of applicable law as of the applicable Delivery Date.
Indemnification under this Section 4.5 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that any Seller may otherwise have under applicable law or any other Operative Agreement.
Section 4.6    Special Indemnification by TILC regarding Exercise of Setoff by Customers. TILC (in its capacity as Manager under the Management Agreement) hereby agrees, for the benefit of the Indenture Trustee, the Noteholders and each other Secured Party, that it will, within 45 days after the date on which it has knowledge that any Lessee shall have reduced any payments made by such Lessee under any Lease in the Portfolio as a result of or in connection with any setoff exercised by such Lessee (regardless of whether such Lessee actually has any contractual, statutory or other right to exercise such setoff) with respect to amounts owed or presumed owed to such Lessee pursuant to railcar leases managed by TILC that are not in the Portfolio, and provided that the applicable Lessee shall not have made payments aggregating the full amount payable by such Lessee under the applicable Lease prior to the end of such 45-day period, deposit into the Collections Account an amount, in immediately available funds, equal to the amount of such reduction.
Indemnification under this Section 4.6 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that TILC may otherwise have under applicable law or any other Operative Agreement.
ARTICLE V
COVENANTS OF SELLER
Section 5.1    Protection of Title of the Purchaser.
(a)On or prior to the date hereof, each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall have filed or caused to be filed UCC-1 financing statements, STB or Registrar General of Canada filings (each in form proper for filing in the applicable jurisdiction) naming the Purchaser as purchaser or secured party, naming the Indenture Trustee as assignee and describing the Railcars, related Leases and Related Assets Conveyed by it to the Purchaser as collateral, with the office of the Secretary of State of the State of Delaware and in such other locations as the Purchaser or the Indenture Trustee shall have required. Without limiting the foregoing, each Seller, or TRLWT Manager on behalf of TRLWT Seller, hereby authorizes the Purchaser and/or any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall authorize and file such financing statements or cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Indenture Trustee under the Master Indenture, in the Railcars, related Leases and Related Assets that are Conveyed hereunder and in the proceeds thereof. Each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall deliver (or cause to be delivered) to the Purchaser and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, following such filing in accordance herewith. In the event that a Seller, or TRLWT Manager on behalf of TRLWT Seller, fails to perform its obligations under this subsection, the Purchaser or the Indenture Trustee may perform such obligations, at the expense of such Seller, or TRLWT Manager on behalf of TRLWT Seller, and each Seller, or TRLWT Manager on behalf of TRLWT Seller, hereby authorizes the Purchaser or the Indenture Trustee and grants to the Purchaser and the Indenture Trustee an irrevocable power of attorney to take any and all steps in order to perform such obligations in such Seller's or in its own name, as applicable, and on behalf of such Seller, or TRLWT Manager on behalf of TRLWT Seller,, as are necessary or desirable, in the determination of the Purchaser or Indenture Trustee or any assignee thereof, with respect to performing such obligations.
(b)On or prior to the Closing Date and any other applicable Delivery Date hereunder, each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall take all steps necessary under all applicable law in order to transfer and assign to the Purchaser the Railcars and Leases being Conveyed on such date to the Purchaser so that, upon the Conveyance of such Railcar or Lease from such Seller to the Purchaser pursuant to the terms hereof on the applicable Delivery Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Railcars and Leases, free and clear of any Encumbrance (other than Permitted Encumbrances). On or prior to the applicable Delivery Date hereunder, each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall cooperate with the Purchaser in order to take all steps required under applicable law in order for the Purchaser to grant to the Indenture Trustee a first priority perfected security interest in the Railcars and Leases being Conveyed to the Purchaser on such Delivery Date and, from time to time thereafter, each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall cooperate with the Purchaser in order to take all such actions as may be required by applicable law (or deemed desirable by the Purchaser) to fully preserve, maintain and protect the Purchaser's ownership interest in, and the Indenture Trustee's first priority perfected security interest in the Railcars and Leases which have been Conveyed to the Purchaser hereunder. Notwithstanding anything to the contrary in this Agreement, neither the TILC Seller nor the TRLWT Manager on behalf of TRLWT Seller, shall be required pursuant to this Agreement to make any filings, registrations or recordations in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada.
(c)A Seller, or TRLWT Manager on behalf of TRLWT Seller, shall not change its name, identity, jurisdiction of organization or corporate structure in any manner that would or could make any financing statement or continuation statement filed by Purchaser in accordance with this Agreement seriously misleading within the meaning of § 9-506 of the UCC (or any similar provision of the UCC), unless such Seller shall have given the Purchaser, the Manager and the Indenture Trustee at least 30 days' prior written notice thereof, and shall promptly file and hereby authorizes the Purchaser or the Indenture Trustee to file appropriate new financing statements or amendments to all previously filed financing statements and continuation statements.
(d)Each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall give the Purchaser, the Manager and the Indenture Trustee at least 30 days' prior written notice of any relocation of its jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Each Seller, or TRLWT Manager on behalf of TRLWT Seller, shall at all times maintain its jurisdiction of organization, each office from which it manages or purchases Railcars and Leases and its principal executive office within the United States of America.
Section 5.2    Other Liens or Interests. Except for the Conveyances hereunder, a Seller will not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Encumbrance on the Railcars and Leases Conveyed hereunder or any interest therein (other than Permitted Encumbrances), and TILC Seller, or TRLWT Manager on behalf of TRLWT Seller, shall defend the right, title, and interest of the Purchaser and the Indenture Trustee in and to such Railcars and Leases against all Encumbrances or claims of Encumbrances of third parties claiming through or under such Seller. To the extent that any Railcar or Lease shall at any time secure any debt of the related Lessee to a Seller or any of its affiliates, such Seller agrees that any security interest in its favor arising from such a provision shall be subordinate to the interest of the Purchaser (and its further assignees) in such Railcars and Leases.
ARTICLE VI
MISCELLANEOUS
Section 6.1    Amendment. This Agreement may be amended by the Sellers and the Purchaser only with the prior written consent of the Indenture Trustee (acting at the direction of the Requisite Majority).
Section 6.2    Notices. All demands, notices and communications to a Seller or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of TRLWT Seller at the following address: c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration Re: Trinity Rail Leasing 2012 LLC, Facsimile No.: (302) 636-4140, with a copy to Trinity Industries Leasing Company, 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Lance Davis, Director of Finance, Facsimile No.: (214) 589-8271 or such other address as shall be designated by TRLWT Seller in a written notice delivered to the Purchaser, (b) in the case of TILC Seller at the following address: Trinity Industries Leasing Company, 2525 Stemmons Freeway, Dallas, Texas

75207, Attention: Lance Davis, Director of Finance, Facsimile No.: (214) 589-8271, or such other address as shall be designated by TILC Seller in a written notice delivered to the Purchaser, and (c) in the case of the Purchaser at the following address: Trinity Rail Leasing 2012 LLC., c/o Trinity Industries Leasing Company, as Manager, 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Lance Davis, Director of Finance, Facsimile No.: (214) 589-8271, Confirmation No.: (214) 589-8735, with a copy to Trinity Industries Leasing Company, 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Legal Department, Facsimile No.: (214) 589-8824, Confirmation No.: (214) 631-4420, and with a copy to the Indenture Trustee at the notice address provided for same in the Master Indenture, or such other address as shall be designated by a party in a written notice delivered to the other party.
Section 6.3    Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Operative Agreements set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Operative Agreements. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
Section 6.4    Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 6.5    Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
Section 6.6    Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 6.7    Binding Effect; Assignability.
(q)This Agreement shall be binding upon and inure to the benefit of each Seller, the Purchaser and their respective successors and assigns; provided, however, that a Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Indenture Trustee (acting at the direction of the Requisite Majority). The Purchaser may assign as collateral security all of its rights hereunder to the Indenture Trustee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).
(r)This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Outstanding Obligations are paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by or on behalf of a Seller pursuant to Article IV hereof shall be continuing and shall survive any termination of this Agreement.
Section 6.8    Third Party Beneficiaries. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign as collateral security all of its rights under this Agreement to the Indenture Trustee for the benefit of the Secured Parties under the Master Indenture, and each Seller hereby consents to such assignment and agrees that upon such assignment, the Indenture Trustee (for the benefit of the Secured Parties) shall be a third party beneficiary of this Agreement and may exercise the rights of the

Purchaser hereunder and shall be entitled to all of the rights and benefits of the Purchaser hereunder to the same extent as if it were party hereto.
In addition, whether or not otherwise expressly stated herein, all representations, warranties, covenants and agreements of the Issuer, TRLWT and TILC (whether as a Seller or as TRLWT Manager) in this Agreement or in any document delivered by any of them in connection with this Agreement (including without limitation, in any Delivery Schedule), shall be for the express benefit of the Indenture Trustee, each Noteholder and each other Secured Party as express third party beneficiaries, and shall be enforceable by the Indenture Trustee (acting at the direction of the Requisite Majority) as if such Person were a party hereto. Each of the Purchaser, TRLWT and TILC hereby acknowledges and agrees that such representations, warranties, covenants and agreements are relied upon by each Noteholder in purchasing the Equipment Notes issued under the Master Indenture.
Section 6.9    Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the payment in full of all Outstanding Obligations.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TRINITY RAIL LEASING WAREHOUSE TRUST By: /s/ C. Lance Davis Name: Cary Lance Davis Title: Vice President
TRINITY INDUSTRIES LEASING COMPANY By: /s/ C. Lance Davis Name: Cary Lance Davis Title: Vice President
TRINITY RAIL LEASING 2012 LLC By:Trinity Industries Leasing Company, as sole member and manager By: /s/ C. Lance Davis Name: Cary Lance Davis Title: Vice President

EXHIBIT A

FORM OF BILL OF SALE
[Insert name of Seller], a [Insert business entity type] (the “Seller”), in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration paid at or before the execution and delivery of these presents, and receipt of which is hereby acknowledged, does hereby (i) grant, bargain, sell, transfer, assign and set over unto TRINITY RAIL LEASING 2012 LLC, a Delaware limited liability company (the “Buyer”) and its successors and assigns all right, title and interest of the Seller, in and to the items of railroad rolling stock forth on Schedule I hereto (together with (a) any and all replacements or substitutions thereof, (b) any and all tangible components thereof, and (c) any and all related appliances, parts, accessories, appurtenances, accessions, additions, improvements to and replacements from time to time incorporated or installed in any item thereof) (the “Railcars”), together with (A) all licenses, manufacturer's warranties and other warranties, Supporting Obligations, Payment Intangibles, Chattel Paper, General Intangibles and all other rights and obligations related to the Railcars, (B) all Railroad Mileage Credits allocable to such Railcars, and any payments in respect of such credits accruing on or after the applicable Delivery Date, (C) all tort claims or any other claims of any kind or nature related to such Railcars and any payments in respect of such claims, (D) all Marks attaching to such Railcars (including as evidenced by any SUBI Certificate issued by the Marks Company), it being understood that the Marks are owned by the Marks Company and are not being conveyed hereby, (E) all other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcars or the use, loss, damage, casualty, condemnation of such Railcars or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise, and (F) without duplication, any Miscellaneous Items relating to such Railcars; and (ii) assign all of its right, title and interest in and to all warranties or representations made or given to the Seller with respect to the Railcars by the manufacturer thereof (collectively, the “Purchased Railcars”). The Buyer hereby accepts delivery of the Purchased Railcars, including the Railcars set forth on Schedule I hereto.
To have and to hold all and singular the rights to the Purchased Railcars to the Buyer and its successors and assigns for its and their own use and behalf forever.
And the Seller hereby warrants to the Buyer and its successors and assigns that at the time of delivery of the Purchased Railcars, the Seller has good and marketable legal and beneficial title to and good and lawful right to sell, the Purchased Railcars, and the Purchased Railcars are free and clear of all Liens (other than Permitted Encumbrances), and the Seller covenants that it will defend forever such title to the Purchased Railcars against the demands or claims of all Persons whomsoever (including, without limitation, the holders of such Permitted Encumbrances) based on claims arising as a result of, or related or attributable to, acts, events or circumstances occurring prior to the delivery of the Purchased Railcars by the Seller hereunder. Notwithstanding the provisions above and its and the Buyer's intent that the Seller grant, bargain, sell, transfer, assign and set over to the Buyer all right, title and interest of the Seller in the Purchased Railcars, as a precaution only, in the event of any challenge to this Bill of Sale as being in the nature of an absolute sale or assignment rather than a financing, the Seller hereby also grants the Buyer a security interest in the Purchased Railcars. Such grant of a security interest does not constitute an admission or acknowledgment that the transactions contemplated by the Asset Transfer Agreement provide that this Bill of Sale is other than a grant, bargain, sale, transfer, assignment and set over to the Buyer of all right, title and interest of the Seller in the Purchased Railcars.
Terms used herein with initial capital letters and not otherwise defined shall have the respective meanings given thereto in (i) Annex A to the Master Indenture, dated as of December 19, 2012, as amended, restated or otherwise modified from time to time, by and between the Buyer and Wilmington Trust Company, or (ii) the Purchase and Contribution Agreement, dated as of December 19, 2012 (as amended, restated or otherwise modified from time to time), (the “Asset Transfer Agreement”), by and among the Buyer, the Seller and [Trinity Rail Leasing Warehouse Trust / Trinity Industries Leasing Company].
This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 and Section 5-1402 of the New York General Obligations Law but otherwise without regard to conflict of laws principles.
The grant, bargain, sale, transfer, assignment and setting over of the Purchased Railcars pursuant to this Bill of Sale shall be deemed to occur within the State of Texas.
This Bill of Sale shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the other party hereto.
The Seller will duly execute and deliver to the Buyer such further documents and assurances and take such further action as the Buyer may from time to time reasonably request or as may be required by applicable law or regulation in order to effectively carry out the intent and purpose of this Bill of Sale and to establish and protect the rights and remedies created or intended to be created in favor of the Buyer hereunder, including, without limitation, the execution and delivery of supplements or amendments hereto, in recordable form.
* * *

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed as of the __________ day of __________________, 20___.

[Insert name of Seller] By: Name: Title:

STATE OF ___________	)
	)	SS:
COUNTY OF _________	)

On this ___ day of ____________________, 20__, before me personally appeared [Insert name of signatory], to me personally known, who being duly sworn, stated that he is [Insert name of signatory's position with the Seller] of [Insert name of Seller], that said instrument was signed on behalf of said entity by authority of its management or other governing body, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said entity.

Notary Public
My Commission Expires:

SCHEDULE I

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION
[Insert name of Seller], a [Insert business entity type] (the “Assignor”), in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, hereby transfers, assigns and otherwise conveys and grants to TRINITY RAIL LEASING 2012 LLC, a Delaware limited liability company (the “LLC”), and the LLC hereby acquires and assumes from the Assignor, all of the Assignor's right, title and interest in and to the Leases set forth on Schedule I hereto and all Related Assets with respect thereto (collectively, the “Leases”), any and all income and proceeds thereof and any and all obligations of the Assignor thereunder arising on and after the date hereof. This assignment and assumption is made under the Purchase and Contribution Agreement, dated as of December 19, 2012 (as amended, restated or otherwise modified from time to time, the “Agreement”), by and among the Assignor, [Trinity Rail Leasing Warehouse Trust / Trinity Industries Leasing Company] and the LLC.
The Assignor hereby warrants to the LLC and its successors and assigns that at the time of assignment of the Leases, the Assignor has legal and beneficial title thereto and good and lawful right to assign such Leases free and clear of all Liens (other than subleases of the Leases as expressly permitted by the Agreement and other than Permitted Encumbrances), and the Assignor covenants that it will defend forever such title to the Leases against the demands or claims of all Persons whomsoever (including, without limitation, the holders of such Permitted Encumbrances) based on claims arising as a result of, or related or attributable to, acts, events or circumstances occurring prior to the assignment of the Leases by the Assignor hereunder. Notwithstanding the provisions above and its and the LLC's intent that the Assignor transfer, assign and otherwise convey and grant to the LLC all right, title and interest of the Assignor in the Leases, as a precaution only, in the event of any challenge to this Assignment as being in the nature of an absolute assignment rather than a financing, the Assignor hereby also grants the LLC a security interest in the Leases. Such grant of a security interest does not constitute an admission or acknowledgment that the transactions contemplated by the Agreement provide that this Assignment is other than a transfer, assignment and otherwise conveyance and grant to the LLC of all right, title and interest of the Assignor in the Leases.
The LLC hereby assumes, and agrees it is unconditionally bound in respect of, as of the applicable Delivery Date, all duties and obligations of the Assignor under the Leases.
Terms used herein with initial capital letters and not otherwise defined shall have the respective meanings given thereto in (i) Annex A to the Master Indenture, dated as of December 19, 2012, as amended, restated or otherwise modified from time to time, by and between the LLC and Wilmington Trust Company, or (ii) the Agreement.
This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 and Section 5‑1402 of the New York General Obligations Law but otherwise without regard to conflict of laws principles.
This Assignment and Assumption shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the other party hereto.
The Assignor will duly execute and deliver to the LLC such further documents and assurances and take such further action as the LLC may from time to time reasonably request or as may be required by applicable law or regulation in order to effectively carry out the intent and purpose of this Assignment and

Assumption and to establish and protect the rights and remedies created or intended to be created in favor of the LLC hereunder, including, without limitation, the execution and delivery of supplements or amendments hereto, in recordable form.
* * *
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the __________ day of __________________, 20___.

[Insert name of Assignor] By: Name: Title:
TRINITY RAIL LEASING 2012 LLC, By:Trinity Industries Leasing Company, as sole member and manager By: Name: Title:

SCHEDULE I

EXHIBIT C

FORM OF DELIVERY SCHEDULE ON THE CLOSING DATE
THIS SCHEDULE dated as of ________________, 20___ constitutes a “Delivery Schedule” for such date, which is a Delivery Date, in respect of a Conveyance to be made on such date by the Seller signatory hereto below. Capitalized terms used in this Schedule have the meaning given such terms in the Purchase and Contribution Agreement, dated as of December 19, 2012 as amended, restated or otherwise modified from time to time, among [Trinity Rail Leasing Warehouse Trust / Trinity Industries Leasing Company] as a Seller, the undersigned as a Seller, and Trinity Rail Leasing 2012 LLC as Purchaser. The Railcars and Leases that are the subject of such Conveyance are listed on Schedule 1 attached hereto. Such Schedule also indicates by footnote designation, those Leases that are subject to a purchase option or a renewal or extension option, and also those Leases that are subject to an early termination option of the Lessee.
IN WITNESS WHEREOF, this Delivery Schedule is executed as of the date first written above.

[Insert name of Seller] By: Name: Title:

SCHEDULE 1
TO
DELIVERY SCHEDULE